EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

 SARBANES-OXLEY ACT OF 2002

I, Leonard Stella, President and Chief Executive Officer of Purthanol Resources Limited, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K of Purthanol Resources Limited for the fiscal year ended November 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Purthanol Resources Limited.

Dated: January 18, 2023	Purthanol Resources Limited

By: /s/ Leonard Stella.
Leonard Stella President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer